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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 17, 1998, except to the restatement described in Note A, as to which the date is September 11, 2000, relating to the financial statements and financial statement schedule, which appears in SatCon Technology Corporation's Annual Report on Form 10-K, Amendment No. 3, for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 9, 2001